May 2024

Morgan Stanley Finance LLC

Pricing Supplement No. 2,075
Registration Statement Nos. 333-275587; 333-275587-01
Dated May 3, 2024
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. Unlike ordinary debt securities, the notes do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the closing level of each of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index on the related observation date is at or above 85% of its respective initial level, which we refer to as the barrier level. If the closing level of any underlying is less than the barrier level for such underlying on any observation date, we will pay no interest for the related interest period. In addition, beginning on May 8, 2025, we will redeem the notes on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the notes will not automatically occur based on the performance of the underlyings. At maturity, if the notes have not been previously redeemed, you will receive an amount equal to the stated principal amount for each note you hold plus the contingent monthly coupon with respect to the final observation date, if any. Investors will not participate in any appreciation of any underlying and should be willing to hold their notes for the entire 5-year term. These long-dated notes are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the 5-year term if any underlying closes below the barrier level for such underlying on the observation dates, and the risk of an early redemption of the notes based on the output of a risk neutral valuation model. Because the payment of contingent monthly coupons is based on the worst performing of the underlyings, the fact that the notes are linked to three underlyings does not provide any asset diversification benefits and instead means that a decline of any underlying beyond the relevant barrier level will result in no contingent monthly coupons, even if one or both of the other underlyings close at or above their respective barrier levels. We will not pay a contingent monthly coupon on any contingent coupon payment date if the closing value of any underlying is below the barrier level for such underlying on the related observation date. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

Utilities Select Sector SPDR® Fund (the “XLU Shares”), SPDR® S&P® Regional Banking ETF (the “KRE Shares”) and Russell 2000® Index (the “RTY Index”). We refer to the XLU Shares and the KRE Shares, collectively, as the “underlying shares.”

Aggregate principal amount:	$791,000
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (See “Commissions and issue price” below)
Pricing date:	May 3, 2024
Original issue date:	May 8, 2024 (3 business days after the pricing date)
Maturity date:	May 8, 2029
Call feature:

Beginning on May 8, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the notes, we will give you notice no later than the observation date preceding the redemption date specified in the notice. No further payments will be made on the notes once they have been redeemed.

Contingent monthly coupon:

A contingent coupon at an annual rate of 9.25% (corresponding to approximately $7.708 per month per note) is paid monthly only if the closing level of each underlying is at or above its respective barrier level on the related observation date.

If, on any observation date, the closing level of any underlying is less than the barrier level for such underlying, we will pay no coupon for the applicable interest period. It is possible that one or more underlyings will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the notes have not been previously redeemed, you will receive at maturity an amount equal to the stated principal amount for each note you hold plus the contingent monthly coupon with respect to the final observation date, if any.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$978.70 per note. See “Investment Overview” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per note	$1,000	$0	$1,000
Total	$791,000	$0	$791,000

(1) The notes will be sold only to investors purchasing the notes in fee-based advisory accounts.

(2) MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $1,000 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3) See “Use of proceeds and hedging” beginning on page 33.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent monthly coupon otherwise due with respect to the related observation date.
Redemption dates:

Beginning after one year, quarterly, on May 8, 2025, August 8, 2025, November 8, 2025, February 8, 2026, May 8, 2026, August 8, 2026, November 8, 2026, February 8, 2027, May 8, 2027, August 8, 2027, November 8, 2027, February 8, 2028, May 8, 2028, August 8, 2028, November 8, 2028 and February 8, 2029. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial level:

With respect to the XLU Shares: $68.41, which is its closing price on the pricing date

With respect to the KRE Shares: $49.65, which is its closing price on the pricing date

With respect to the RTY Index: 2,035.723, which is the index closing value of such index on the pricing date

Closing level:

With respect to each of the XLU Shares and the KRE Shares, on any trading day, the closing price of such underlying on such day multiplied by the adjustment factor for such underlying on such day

With respect to the RTY Index, on any index business day, the respective index closing value on such day

Barrier level:

With respect to the XLU Shares: $58.149, which is equal to approximately 85% of its initial level

With respect to the KRE Shares: $42.203, which is equal to approximately 85% of its initial level

With respect to the RTY Index: 1,730.365, which is equal to approximately 85% of its initial level

Contingent coupon payment dates:

Monthly, as set forth under “Observation Dates and Contingent Coupon Payment Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Contingent Coupon Payment Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to May 3, 2029 as the final observation date.

Adjustment factor:	With respect to each of the XLU Shares and the KRE Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
CUSIP / ISIN:	61776LN60 / US61776LN605
Listing:	The notes will not be listed on any securities exchange.

Observation Dates and Contingent Coupon Payment Dates

Observation Dates	Contingent Coupon Payment Dates
June 5, 2024	June 8, 2024
July 2, 2024	July 8, 2024
August 5, 2024	August 8, 2024
September 4, 2024	September 8, 2024
October 3, 2024	October 8, 2024
November 5, 2024	November 8, 2024
December 4, 2024	December 8, 2024
January 3, 2025	January 8, 2025
February 5, 2025	February 8, 2025
March 5, 2025	March 8, 2025
April 3, 2025	April 8, 2025
May 5, 2025	May 8, 2025
June 4, 2025	June 8, 2025
July 2, 2025	July 8, 2025
August 5, 2025	August 8, 2025
September 3, 2025	September 8, 2025
October 3, 2025	October 8, 2025
November 5, 2025	November 8, 2025
December 3, 2025	December 8, 2025
January 5, 2026	January 8, 2026
February 4, 2026	February 8, 2026
March 4, 2026	March 8, 2026
April 2, 2026	April 8, 2026
May 5, 2026	May 8, 2026
June 3, 2026	June 8, 2026
July 2, 2026	July 8, 2026
August 5, 2026	August 8, 2026
September 2, 2026	September 8, 2026
October 5, 2026	October 8, 2026
November 4, 2026	November 8, 2026
December 3, 2026	December 8, 2026
January 5, 2027	January 8, 2027
February 3, 2027	February 8, 2027
March 3, 2027	March 8, 2027
April 5, 2027	April 8, 2027
May 5, 2027	May 8, 2027

May 2024  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Observation Dates	Contingent Coupon Payment Dates
June 3, 2027	June 8, 2027
July 2, 2027	July 8, 2027
August 4, 2027	August 8, 2027
September 2, 2027	September 8, 2027
October 5, 2027	October 8, 2027
November 3, 2027	November 8, 2027
December 3, 2027	December 8, 2027
January 5, 2028	January 8, 2028
February 3, 2028	February 8, 2028
March 3, 2028	March 8, 2028
April 5, 2028	April 8, 2028
May 3, 2028	May 8, 2028
June 5, 2028	June 8, 2028
July 5, 2028	July 8, 2028
August 3, 2028	August 8, 2028
September 5, 2028	September 8, 2028
October 4, 2028	October 8, 2028
November 3, 2028	November 8, 2028
December 5, 2028	December 8, 2028
January 3, 2029	January 8, 2029
February 5, 2029	February 8, 2029
March 5, 2029	March 8, 2029
April 4, 2029	April 8, 2029
May 3, 2029 (final observation date)	May 8, 2029 (maturity date)

May 2024  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Investment Overview

Callable Contingent Income Notes due May 8, 2029 Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index (the “notes”) do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the closing level of each of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index (which we refer to together as the “underlyings”) is at or above 85% of its respective initial level, which we refer to as the barrier level, on the related observation date. If the closing level of any underlying is less than the barrier level for such underlying on any observation date, we will pay no coupon for the related monthly period. It is possible that the closing level of one or more underlyings will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons. We refer to the coupon on the notes as contingent, because there is no guarantee that you will receive a coupon payment on any contingent coupon payment date. Even if an underlying were to be at or above the barrier level for such underlying on some monthly observation dates, it may fluctuate below the barrier level on others. In addition, even if one underlying were to be at or above the barrier level for such underlying on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which the other underlyings are also at or above their respective barrier levels, if any. In addition, beginning on May 8, 2025, we will redeem the notes on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the notes will not automatically occur based on the performance of the underlyings. At maturity, if the notes have not been previously redeemed, you will receive an amount equal to the stated principal amount for each note you hold plus the contingent monthly coupon with respect to the final observation date, if any.

Maturity:	5 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

A contingent coupon at an annual rate of 9.25% (corresponding to approximately $7.708 per month per note) is paid monthly but only if the closing value of each underlying is at or above its respective barrier level on the related observation date.

If, on any observation date, the closing level of any underlying is less than the barrier level for such underlying, we will pay no coupon for the applicable monthly period. It is possible that one or more underlyings will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons.

Early redemption:

Beginning on May 8, 2025, we will redeem the notes on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day that is, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the notes will not automatically occur based on the performance of the underlyings. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the notes when it would otherwise be advantageous for you to continue to hold the notes. As such, we will be more likely to redeem the notes when the closing level of each underlying on the observation dates is at or above its respective barrier level, which would otherwise result in an amount of interest payable on the notes that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the notes at a time when the notes are paying an above-market coupon. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the notes when the closing level of

May 2024  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

any underlying is below its respective barrier level, such that you will receive no contingent monthly coupons. Therefore, if we do not redeem the notes, it is more likely that you will receive few or no contingent monthly coupons.

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. We estimate that the value of each note on the pricing date is $978.70.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the contingent monthly coupon rate and the barrier levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

May 2024  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Key Investment Rationale

The notes do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the closing level of each underlying is at or above 85% of its initial level, which we refer to as the barrier level, on the related observation date. The notes have been designed for investors who are willing to forgo market floating interest rates, accept the risk of receiving no interest payments during the entire 5-year term of the notes and accept the risk of an early redemption of the notes based on the output of a risk neutral valuation model in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective barrier level on each monthly observation date. Investors will not participate in any appreciation of any underlying.

The following scenarios are for illustration purposes only to demonstrate how the coupon is calculated (if the notes have not previously been redeemed), and do not attempt to demonstrate every situation that may occur. Accordingly, the notes may or may not be redeemed by us based on the output of a risk neutral valuation model, and the contingent coupon may be payable with respect to none of, or some but not all of, the monthly periods during the 5-year term of the notes.

Scenario 1: The notes are redeemed prior to maturity.

This scenario assumes that we redeem the notes based on the output of a risk neutral valuation model prior to the maturity date on one of the quarterly redemption dates, starting on May 8, 2025, one year after the original issue date, for the redemption payment equal to the stated principal amount plus any contingent monthly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each underlying closes at or above its respective barrier level on some or all of the monthly observation dates. In this scenario, investors receive the contingent monthly coupon with respect to each such observation date, but not for the monthly periods for which one of more underlyings close below the respective barrier level on the related observation date. No further payments will be made on the notes once they have been redeemed.

Scenario 2: The notes are not redeemed prior to maturity, and a contingent monthly coupon is paid for some, but not all, interest periods.

This scenario assumes that we do not redeem the notes on any of the quarterly redemption dates, and, as a result, investors hold the notes to maturity. During the term of the notes, each underlying closes at or above its respective barrier level on some monthly observation dates, but one or more underlyings close below the respective barrier level(s) for such underlying on the others. Investors receive the contingent monthly coupon for the monthly interest periods for which the closing level of each underlying is at or above its respective barrier level on the related observation date, but not for the interest periods for which one or more underlyings close below the respective barrier level(s) on the related observation date.

Scenario 3: The notes are not redeemed prior to maturity, no contingent monthly coupon is paid for any interest period, and investors receive zero return over the 5-year term of the notes.

This scenario assumes that we do not redeem the notes on any of the quarterly redemption dates, and, as a result, investors hold the notes to maturity. During the term of the notes, one or more underlyings close below the respective barrier level(s) on every monthly observation date. Since one or more underlyings close below the respective barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon during the entire 5-year term of the notes.

May 2024  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Underlyings Summary

Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on May 3, 2024:

Bloomberg Ticker Symbol:	XLU UP
Current Share Price:	$68.41
52 Weeks Ago:	$68.07
52 Week High (on 5/10/2023):	$69.36
52 Week Low (on 10/2/2023):	$56.19

This document relates only to the notes referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Utilities Select Sector Index.  The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

May 2024  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

SPDR® S&P® Regional Banking ETF

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

Information as of market close on May 3, 2024:

Bloomberg Ticker Symbol:	KRE UP
Current Share Price:	$49.65
52 Weeks Ago:	$38.16
52 Week High (on 12/14/2023):	$53.82
52 Week Low (on 5/4/2023):	$36.08

This document relates only to the notes referenced hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a purchaser of the notes, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

Russell 2000® Index

May 2024  Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market.

Information as of market close on May 3, 2024:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,035.723
52 Weeks Ago:	1,739.284
52 Week High (on 3/28/2024):	2,124.547
52 Week Low (on 10/27/2023):	1,636.938

For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “Russell 2000® Index Historical Performance” below.

May 2024  Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is payable with respect to an observation date. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing level of each underlying on each monthly observation date. Any early redemption of the notes will be based on the output of a risk neutral valuation model. The actual initial level and barrier level for each underlying are set forth on the cover of this document. All payments on the notes, including the repayment of principal, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

9.25% per annum (corresponding to approximately $7.708 per month per note)[1]

With respect to each contingent coupon payment date, a contingent monthly coupon is paid but only if the closing level of each underlying is at or above its respective barrier level on the related observation date.

Call Feature:

Beginning on May 8, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the notes, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Hypothetical Initial Level:	With respect to the XLU Shares: $60 With respect to the KRE Shares: $50 With respect to the RTY Index: 2,000
Hypothetical Barrier Level:

With respect to the XLU Shares: $51, which is 85% of its hypothetical initial level

With respect to the KRE Shares: $42.50, which is 85% of its hypothetical initial level

With respect to the RTY Index: 1,700, which is 85% of its hypothetical initial level

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $7.708 is used in these examples for ease of analysis.

May 2024  Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Closing Level			Contingent Monthly Coupon
	XLU Shares	KRE Shares	RTY Index
Hypothetical Observation Date 1	$80 (at or above barrier level)	$60 (at or above barrier level)	2,200 (at or above barrier level)	$7.708
Hypothetical Observation Date 2	$65 (at or above barrier level)	$70 (at or above barrier level)	1,200 (below barrier level)	$0
Hypothetical Observation Date 3	$35 (below barrier level)	$30 (below barrier level)	2,800 (at or above barrier level)	$0
Hypothetical Observation Date 4	$30 (below barrier level)	$20 (below barrier level)	1,100 (below barrier level)	$0

On hypothetical observation date 1, the XLU Shares, the KRE Shares and the RTY Index all close at or above their respective barrier levels. Therefore, a contingent monthly coupon of $7.708 is paid on the relevant contingent coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying closes at or above its barrier level but one or both of the other underlyings close below their respective barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant contingent coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective barrier level and accordingly no contingent monthly coupon is paid on the relevant contingent coupon payment date.

You will not receive a contingent monthly coupon on any contingent coupon payment date if the closing value of any underlying is below its respective barrier level on the related observation date.

May 2024  Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not provide for regular interest payments. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the closing level of each underlying is at or above 85% of its respective initial level, which we refer to as the barrier level, on the related observation date. If, on the other hand, the closing level of any underlying is lower than the barrier level for such underlying on the relevant observation date for any interest period, we will pay no coupon on the applicable contingent coupon payment date. It is possible that the closing level of one or more underlyings will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The notes have early redemption risk. The term of the notes, and thus your opportunity to earn a potentially above-market coupon if the closing level of each underlying is greater than or equal to the barrier level for such underlying on monthly observation dates, will be limited if we redeem the notes based on the output of a risk neutral valuation model on any quarterly redemption date, beginning May 8, 2025. The term of your investment in the notes may be limited to as short as one year. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the notes when it would be advantageous for you to continue to hold the notes. As such, we will be more likely to redeem the notes when the closing level of each underlying on the observation dates is at or above the barrier level for such underlying, which would otherwise result in an amount of interest payable on the notes that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the notes at a time when the notes are paying an above-market coupon. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the notes when the closing level of any underlying is below the respective barrier level, such that you will receive no contingent monthly coupons. Therefore, if we do not redeem the notes, it is more likely that you will receive few or no contingent monthly coupons.

￭The contingent monthly coupon, if any, is based only on the value of each underlying on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period, based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying on monthly observation dates, if the closing level of any underlying on any observation date is below the barrier level for such underlying, you will receive no coupon for the related interest period, even if the level of such underlying was at or above its respective barrier level on other days during that interest period, and even if the closing levels of the other underlyings were at or above the barrier levels for such underlyings.

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the notes will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective barrier level until the notes are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the

May 2024  Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

market and the value of each underlying on any day, including in relation to its respective barrier level, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the RTY Index and the stocks composing the share underlying indices with respect to the XLU Shares and the KRE Shares, owhether the closing level of any underlying has been below its respective barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the value of each underlying,

odividend rates on the securities underlying the RTY Index and the share underlying indices with respect to the XLU Shares and the KRE Shares,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the RTY Index and the share underlying indices with respect to the XLU Shares and the KRE Shares,

othe occurrence of certain events affecting the XLU Shares or the KRE Shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. In particular, if any underlying has closed near or below the barrier level for such underlying, the market value of the notes is expected to decrease substantially, and you may have to sell your notes at a substantial discount from the stated principal amount of $1,000 per note.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the barrier level for such underlying on each observation date so that you will receive no return on your investment throughout the entire 5-year term of the notes. There can be no assurance that the closing value of each underlying will be at or above the respective barrier level on any observation date so that you will receive a coupon payment on the notes for the applicable interest period. See “Utilities Select Sector SPDR® Fund Historical Performance,” “SPDR® S&P® Regional Banking ETF Historical Performance” and “Russell 2000® Index Historical Performance” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

May 2024  Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

￭Investing in the notes is not equivalent to investing in the underlyings, in the stocks composing the RTY Index or the share underlying indices with respect to the XLU Shares and the KRE Shares. Investing in the notes is not equivalent to investing in any of the underlyings, in the component stocks of the RTY Index or the share underlying indices with respect to the XLU Shares or the KRE Shares. Investors in the notes will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index or the share underlying indices with respect to the XLU Shares or the KRE Shares.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your notes for the entire 5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlyings or the share underlying index with respect to the XLU Shares or the KRE Shares), including trading in the XLU Shares and the KRE Shares, the stocks that constitute the RTY Index or the share underlying indices as well as

May 2024  Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings or the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the barrier level for such underlying, which, if the notes have not been redeemed, is the value at or above which such underlying must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the notes could affect the value of an underlying on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial level for each underlying, the barrier level for each underlying and whether you receive a contingent monthly coupon on each contingent coupon payment date and at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the RTY Index or the share underlying indices. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the RTY Index; alteration of method of calculation,” “—Discontinuance of the KRE Shares of the XLU Shares and/or the share underlying indices; alteration of method of calculation,” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying with respect to the contingent monthly coupons. Your return on the notes is not linked to a basket consisting of all three underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, each underlying must close at or above its respective barrier level on the applicable observation date. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the notes are linked to the performance of the worst performing underlying, you are exposed to a greater risk of receiving no contingent monthly coupons than if the notes were linked to just one underlying. The risk that you will not receive any contingent monthly coupons is greater if you invest in the notes as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its barrier level on any observation date than if the notes were linked to only one underlying, and therefore it is more likely that you will not receive any contingent monthly coupons.

￭Investing in the notes exposes investors to risks associated with investments with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the notes is linked to the performance of the XLU Shares, an investment in the notes exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect

May 2024  Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the notes exposes investors to risks associated with investments with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank's financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭The notes are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the notes are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLU Shares or the KRE Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLU Shares and the KRE Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLU Shares or the KRE Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the notes may be materially and adversely affected.

￭Adjustments to the KRE Shares and the XLU Shares or the indices tracked by the KRE Shares and the XLU Shares could adversely affect the value of the notes. The investment adviser to each of the KRE Shares and the XLU Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategies or otherwise, the investment adviser may add, delete

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

or substitute the securities composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the notes. The publishers of the share underlying indices are responsible for calculating and maintaining the each of the share underlying indices. The publishers of the share underlying indices may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the level of the share underlying indices. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the KRE Shares and the XLU Shares and, consequently, the value of the notes.

￭The performance and market price of the XLU Shares and the KRE Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of the respective underlying shares. The XLU Shares and the KRE Shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭Adjustments to the RTY Index could adversely affect the value of the notes. The publisher of the RTY Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the notes. The publisher of the RTY Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the notes on the applicable contingent coupon payment date will be based on whether the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, is less than the barrier level for such underlying (depending also on the performance of the other underlyings).

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Utilities Select Sector SPDR® Fund Historical Performance

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2019 through May 3, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLU Shares for each quarter in the same period. The closing price of the XLU Shares on May 3, 2024 was $68.41. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLU Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLU Shares as an indication of its future performance. No assurance can be given as to the closing level of the XLU Shares on any observation date.

XLU Shares Daily Closing Prices January 1, 2019 to May 3, 2024

*The red solid line indicates the barrier level, which is 85% of the initial index value.

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter (through May 3, 2024)	68.41	62.77	68.41

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SPDR® S&P® Regional Banking ETF Historical Performance

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2019 through May 3, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on May 3, 2024 was $49.65. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The KRE Shares have at times experienced periods of high volatility, and you should not take the historical prices of the KRE Shares as an indication of its future performance. No assurance can be given as to the closing level of the KRE Shares on any observation date.

KRE Shares Daily Closing Prices January 1, 2019 to May 3, 2024

*The red solid line indicates the barrier level, which is 85% of the initial index value.

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

SPDR® S&P® Regional Banking ETF (CUSIP 78464A698)	High ($)	Low ($)	Period End ($)
2019
First Quarter	57.21	47.38	51.34
Second Quarter	56.64	50.22	53.43
Third Quarter	55.41	48.23	52.79
Fourth Quarter	59.22	50.18	58.25
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter	41.18	33.90	35.68
Fourth Quarter	51.95	35.92	51.95
2021
First Quarter	71.10	51.71	66.34
Second Quarter	71.33	63.66	65.53
Third Quarter	68.61	59.87	67.75
Fourth Quarter	75.45	66.81	70.85
2022
First Quarter	78.78	67.01	68.90
Second Quarter	68.24	56.85	58.09
Third Quarter	68.54	56.83	58.88
Fourth Quarter	65.49	56.83	58.74
2023
First Quarter	64.79	42.24	43.86
Second Quarter	44.59	36.08	40.83
Third Quarter	49.04	40.59	41.77
Fourth Quarter	53.82	38.57	52.43
2024
First Quarter	53.00	46.83	50.28
Second Quarter (through May 3, 2024)	49.65	45.75	49.65

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Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Russell 2000® Index Historical Performance

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2019 through May 3, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on May 3, 2024 was 2,035.723. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance. No assurance can be given as to the closing level of the RTY Index on any observation date.

RTY Index Historical Performance Daily Closing Values January 1, 2019 to May 3, 2024

*The red solid line indicates the barrier level, which is 85% of the initial index value.

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter (through May 3, 2024)	2,102.837	1,942.958	2,035.723

“Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof.
Share underlying index:	With respect to the XLU Shares, the Utilities Select Sector Index With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index
Share underlying index publisher:	With respect to each of the XLU Shares and the KRE Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per note and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled contingent coupon payment date, as applicable, to but excluding the following scheduled contingent coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled contingent coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

MS & Co and its successors.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, if any, the redemption payment and the payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the notes shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each contingent coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the RTY Index; alteration of method of calculation,” “Discontinuance of the KRE Shares of the XLU Shares and/or the share underlying indices; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to the RTY Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:

Trading day means, in respect of each of the KRE Shares and the XLU Shares, a day, as determined by the calculation agent, that is a day on which the relevant exchange for such underlying shares is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined

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under “Discontinuance of the RTY Index; alteration of method of calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of the RTY Index; alteration of method of calculation” below.

Closing price:

Subject to the provisions set out under “Discontinuance of the KRE Shares or the XLU Shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed, if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to either of the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the KRE Shares or the XLU Shares and/or the underlying share indices; alteration of method of calculation” and “Discontinuance of the RTY Index; alteration of method of calculation” below.

Market disruption event:

With respect to the RTY Index, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

For the purpose of determining whether a market disruption event exists at any time with respect to the RTY Index, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the RTY Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to each of the KRE Shares and the XLU Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the KRE Shares or the XLU Shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the KRE Shares or the XLU Shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in such underlying shares or in the futures or options contract related to the share underlying index or such underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or such underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share

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underlying index or such underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or such underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the KRE Shares or the XLU Shares, see “Discontinuance of the KRE Shares or the XLU Shares and/or the share underlying indices; alteration of method of calculation” below.

Relevant exchange:

With respect to the RTY Index or its successor index, the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of the final observation date:

The final observation date is subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any underlying occurs on the final observation date, or if the final observation date is not an index business day with respect to the RTY Index or a trading day with respect to either of the XLU Shares or the KRE Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the final level for any underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the final observation date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the RTY Index, determine the index closing value of such underlying on such date in accordance with the formula for calculating such underlying last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying, and (ii) if the affected underlying is the XLU Shares or the KRE Shares, determine the closing price of such underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of contingent coupon payment dates (including the maturity date and redemption dates):

If any scheduled contingent coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying is postponed so that it falls less than two business days prior to the scheduled contingent coupon payment date, maturity date or redemption date, as applicable, the contingent coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the index closing value or closing price, as applicable, of each underlying has been determined. In any of these cases, no adjustment shall be made to any monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Discontinuance of the RTY Index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the RTY Index and the RTY Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued RTY Index (such index being referred to herein as the “successor index”), then any subsequent index closing value for such affected RTY Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that such index closing value is to be determined, and, to the extent the index closing value of the successor index differs from the index closing value of the RTY Index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial level and barrier level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the notes, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the RTY Index or the successor index prior to, and such discontinuance is continuing on, any relevant date of calculation and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

will determine the index closing value for the RTY Index for such date. The index closing value of the RTY Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying may adversely affect the value of the securities.

If at any time, the method of calculating the RTY Index or the successor index, or the value thereof, is changed in a material respect, or if the RTY Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for the RTY Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the RTY Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value of the RTY Index with reference to the RTY Index or the successor index, as adjusted. Accordingly, if the method of calculating the RTY Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of the RTY Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the KRE Shares or the XLU Shares and/or the share underlying indices; alteration of method of calculation:

If trading in the KRE Shares or the XLU Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the SPDR® S&P® Regional Banking ETF or the Utilities Select Sector SPDR® Fund is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the notes, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such discontinuance is continuing on, any relevant date of calculation, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating the share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

following such discontinuance.
Antidilution adjustments:

The adjustment factor with respect to each of the XLU Shares and the KRE Shares shall be adjusted as follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the notes.

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Morgan Stanley Finance LLC

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notice to registered note holders, the trustee and the depositary:

In the event that any contingent coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable contingent coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any contingent coupon payment date or maturity date, as applicable, the business day immediately preceding the scheduled contingent coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the contingent coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following the applicable determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding the each contingent coupon payment date (but if such trading day is not a business day, prior to the close of business on the business day preceding such contingent coupon payment date) and (ii) deliver the aggregate cash amount due with respect to the notes, if any, to the trustee for delivery to the depositary, as a holder of the notes, on each contingent coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to the notes, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on the redemption date or maturity date, as applicable.

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due May 8, 2029
Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Book entry security or certificated security:

Book entry. The notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the notes. Your beneficial interest in the notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the notes, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Under current law and based on current market conditions, the notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes. U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Floating Rate Notes” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.” Except where stated otherwise, the following discussion is based on the treatment of the notes as “variable rate debt instruments.”

Contingent Coupon Payments on the Notes

Each contingent coupon payment on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Because the amount of a contingent coupon payment in respect of an accrual period will not be known until the relevant contingent coupon determination date, it is not clear how accrued interest will be determined prior to the relevant contingent coupon determination date.

Sale or Exchange of the Notes

Upon a sale or exchange of the notes, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest, which will be treated as a payment of interest) and the U.S. Holder’s tax basis in the notes, which will equal the U.S. Holder’s purchase price for the notes. Because the amount of a contingent coupon payment in respect of an accrual period may not be known until the relevant contingent coupon determination date, it is not clear how much interest will be treated as having accrued on the notes at the time of a sale or exchange that occurs during the period. The capital gain or loss recognized upon a sale or exchange of the notes will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of sale or exchange.

Possible Alternative Tax Treatment of an Investment in the Notes

If market conditions change prior to the notes’ issuance or if the Internal Revenue Service (the “IRS”) disagrees with our determination, alternative tax treatments are possible. In particular, the notes could be treated as subject to Treasury regulations governing “contingent payment debt instruments” as described in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders— Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally would be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally would be treated as ordinary income.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

not have a delta of one with respect to any Underlying Security. Based on our determination that the notes do not have a delta of one with respect to any Underlying Security, the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the XLU Shares and the KRE Shares, in stocks constituting the RTY Index or the share underlying indices, in futures and/or options contracts on the XLU Shares, the KRE Shares, the RTY Index and the share underlying indices or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, increase the barrier level for such underlying, which, if the notes have not been redeemed, is the level at or above which such underlying must close on each index business day and trading day during the applicable observation period in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the notes could potentially affect the value of any underlying on any index business day or trading day during the term of the notes, and, accordingly whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlyings).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $1,000 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes, for its own account. The agent must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the notes or the securities underlying the underlyings in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of notes. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

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Payments on the Notes Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Russell 2000® Index

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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